Exhibit 10.2

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into effective as of June 1, 2021 (the “Amendment Effective Date”), by and between DZS Inc. (the “Company”), and Thomas Cancro (the “Executive”), collectively, the “Parties.”

Whereas, the Company and Executive entered into that certain Employment Agreement (the “Agreement”) dated December 2, 2019, as amended, and

Whereas, the Parties desire to amend Paragraph 1(a) of the Agreement in the manner reflected herein, and

Whereas, the Board of Directors of the Company has approved the Amendment to the Agreement in the manner reflected herein,

Now Therefore, in consideration of the premises and mutual covenants and conditions herein, the Parties, intending to be legally bound, hereby agree as follows, effective as of the Amendment Effective Date:

1.Position and Duties.  The second introductory paragraph of the Agreement, beginning with “WHEREAS,” is hereby deleted and replaced in its entirety with the following (with all capitalized terms having the meaning originally ascribed thereto in the Agreement):

“WHEREAS, the Company desires to engage Executive as Chief Financial Officer of the Company and Executive desires to be so engaged by the Company in such position, on the terms and conditions set forth and described herein;”

Further, Paragraph 1(a) of the Agreement is hereby deleted and replaced in its entirety with the following (with all capitalized terms having the meaning originally ascribed thereto in the Agreement):

“1. Employment.

    (a) Position and Duties.  The Company hereby agrees to employ Executive and Executive hereby agrees to serve, subject to the provisions of this Agreement, as an employee of the Company in the position of Chief Financial Officer.  Executive shall perform all services and tasks necessary to fulfill the duties and responsibilities of his position and shall render such services on the terms set forth herein and shall report to the Company’s Chief Executive Officer (the “Supervising Officer”). In the event of the Supervising Officer’s unavailability or incapacity, Executive shall report to the Company’s Board of Directors (the “Board of Directors”). In addition, Executive shall have such other executive and managerial powers and duties with respect to the Company as may be reasonably assigned to him by the Supervising Officer, to the extent consistent with his position and status as set forth above. Executive hereby consents to serve as an officer and/or director of the Company or any subsidiary or affiliate thereof without any additional salary or compensation, if so requested by the Supervising Officer.”

   2.Counterparts.  This Amendment may be executed in one or more facsimile, electronic or original counterparts, each of which shall be deemed an original and both of which together shall constitute the same instrument.

   3.Ratification. All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.

IN WITNESS WHEREOF, the Parties hereto have executed this Third Amendment to Employment Agreement effective as of the Amendment Effective Date.

DZS INC.		EXECUTIVE

By:	/s/ Charlie Vogt	/s/ Thomas Cancro
	Name: Charlie Vogt	Thomas Cancro
Title: Chief Executive Officer